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                 [LETTERHEAD OF WENDEL ROSEN BLACK & DEAN LLP]
                                                                   Exhibit 23.14

                                 March 21, 2003

Vestin Fund II, LLC
2901 El Camino Avenue, Suite 206
Las Vegas, NV 89102

            RE:         VESTIN FUND II, LLC: REGISTRATION ON FORM S-11

Ladies and Gentlemen:

            We hereby consent to all references to our firm under the captions "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus that is part of Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 to be filed with the Securities and Exchange Commission on or about March 24, 2003, as may be amended from time to time, and to the quotation or summarization in the Prospectus of our legal opinion filed as an exhibit to the Post-Effective Amendment.

                                               Very truly yours,

                                              WENDEL, ROSEN, BLACK & DEAN, LLP
                                              ----------------------------------
                                              Walter R. Turner, Partner


WRB&D:rag